Exhibit 2.2

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”) to the Merger Agreement (as defined below) is dated as of August 26, 2017 and is made by and among Angie’s List, Inc., a Delaware corporation (the “Company”), IAC/InterActiveCorp, a Delaware corporation (“IAC”), ANGI Homeservices Inc., a Delaware corporation and wholly owned Subsidiary of IAC that was formerly known as Halo TopCo, Inc. (“NewCo”), and Casa Merger Sub, Inc., a Delaware corporation and a direct wholly owned Subsidiary of NewCo (“Merger Sub”).

WITNESSETH:

WHEREAS, the Company, IAC, NewCo and Merger Sub are parties to that certain Agreement and Plan of Merger, dated as of May 1, 2017 (the “Merger Agreement”);

WHEREAS, the Company, IAC, NewCo and Merger Sub desire to make certain amendments to the consideration election procedures set forth in the Merger Agreement as further set forth herein;

WHEREAS, the Company, IAC, NewCo and Merger Sub desire to amend and restate Exhibit A to the Merger Agreement as set forth in this Amendment; and

WHEREAS, Section 8.11 of the Merger Agreement provides that the Merger Agreement may be amended by a written instrument that is signed by a duly authorized representative of each of the Company, IAC, NewCo and Merger Sub.

NOW THEREFORE, in consideration of the mutual agreements contained herein, and intending to be legally bound hereby, the Company, IAC, NewCo and Merger Sub agree as follows:

SECTION 1.                            Definitions.  Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

SECTION 2.                            Amendments to Election Procedures.

2.1                               The first sentence of Section 1.3 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

The closing of the Merger (the “Closing”) shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York at (a) 5:00 p.m., New York City time, on September 29, 2017 if all of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) have been satisfied or waived (to the extent permitted by applicable Law) at such time, (b) if such conditions have not been satisfied or waived by 5:00 p.m., New York City time, on September 29, 2017, at 9:00 a.m., New York City time, on the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (c) at such other place, date and time as the Company and IAC may agree in writing.

2.2                               The last sentence of Section 2.7(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

As used herein, “Election Deadline” means 5:00 p.m. Eastern time on the Business Day immediately prior to the date of the Company Stockholders’ Meeting, unless otherwise agreed in writing in advance by the Company and IAC, in which event the Company shall reasonably promptly announce such rescheduled Election Deadline.

2.3                               Section 2.9(b)(i) of the Merger Agreement is hereby amended by deleting the words “and the aggregate number of Cash Electing Shares” in their entirety.

2.4                               Section 2.9(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

(d)                                 The Company will instruct the Exchange Agent to provide the Company with the aggregate number of Cash Electing Shares immediately following the Election Deadline on the Business Day prior to the anticipated Closing Date (the “Initial Calculation Date”). As soon as possible following the receipt of such information from the Exchange Agent, the Company shall deliver to IAC a certificate, executed on its behalf by the Chief Financial Officer of the Company, setting forth the aggregate number of Cash Electing Shares.  Promptly following receipt of such certificate, IAC shall calculate and shall deliver to the Company a certificate executed on its behalf by the Chief Financial Officer of IAC setting forth the calculation of the ANGI Market Price, the ANGI RSU Number, the Aggregate ANGI Option Spread, the IAC Owned Shares Number, the Allocated HomeAdvisor SAR Spread and the IAC Class B Share Number. Absent manifest error, the IAC Class B Share Number set forth in the certificate contemplated by this Section 2.9(d) shall be the conclusive determination of the IAC Class B Share Number for purposes of the IAC Share Issuance.

SECTION 3.                            Amendment and Restatement of Exhibit A to the Merger Agreement.  The form of the Surviving Company Charter attached as Exhibit A to the Merger Agreement is hereby amended and restated in its entirety to read in the form attached as Exhibit A to this Amendment.  For the avoidance of doubt, the reference to “Exhibit A” in Section 1.6(a) of the Merger Agreement shall hereafter be deemed to refer to Exhibit A to this Amendment.

SECTION 4.                            Amendment and Restatement of Exhibit G and Exhibit J to the Merger Agreement.  Pursuant to and in accordance with Section 5.18(b) of the Merger Agreement, the form of the Employee Matters Agreement attached as Exhibit G to the Merger Agreement and the form of the Tax Sharing Agreement attached as Exhibit J to the Merger Agreement are hereby amended and restated in their entirety to read in the form attached as Exhibit B and

Exhibit C, respectively, to this Amendment.  For the avoidance of doubt, (i) the reference to “Exhibit G” in Section 8.15(b)(vii) of the Merger Agreement shall hereafter be deemed to refer to Exhibit B to this Amendment and (ii) the reference to “Exhibit J” in Section 8.15(b)(lv) of the Merger Agreement shall hereafter be deemed to refer to Exhibit C to this Amendment.

SECTION 5.                            Representations of the Company.  The Company has full corporate power and authority to execute and deliver this Amendment.  The execution and delivery of this Amendment have been duly and validly approved by the Company Board of Directors.  This Amendment has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforcement may be limited by the Remedies Exceptions).

SECTION 6.                            Representations of IAC, NewCo and Merger Sub.  Each of IAC, NewCo and Merger Sub has full corporate power and authority to execute and deliver this Amendment.  The execution and delivery of this Amendment have been duly and validly approved by the IAC Board of Directors and the NewCo Board of Directors.  This Amendment has been duly and validly executed and delivered by each of IAC, NewCo and Merger Sub and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of each of IAC, NewCo and Merger Sub, enforceable against IAC, NewCo and Merger Sub in accordance with its terms (except as such enforcement may be limited by the Remedies Exceptions).

SECTION 7.                            Full Force and Effect.  Except as and to the extent modified and amended by this Amendment, all of the terms, conditions and other provisions of the Merger Agreement shall remain in full force and effect in all respects.

SECTION 8.                            References.  All references to the Merger Agreement (including “this Agreement,” “hereunder,” “hereof,” “hereby” or words of similar import) in the Merger Agreement shall hereafter be deemed to refer to the Merger Agreement as amended by this Amendment.  Each reference in the Merger Agreement, the Company Disclosure Schedule and the IAC Disclosure Schedule to “the date hereof,” “the date of this Agreement” and words of similar import shall in all instances continue to refer to May 1, 2017.

SECTION 9.                            Miscellaneous.  Article VIII of the Merger Agreement shall apply to this Amendment mutatis mutandis and to the Merger Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

ANGIE’S LIST, INC.

By:	/s/ Tom Fox
Name:	Tom Fox
Title:	Chief Financial Officer

IAC/INTERACTIVECORP

By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Executive Vice President and
General Counsel

ANGI HOMESERVICES INC.

By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Vice President and Secretary

CASA MERGER SUB, INC.

By:	/s/ Gregg Winiarski
	Name:	Gregg Winiarski
	Title:	Vice President and Secretary